Exhibit (h)(1)(i)

Amendment no. 16 to
ADMINISTRATION AGREEMENT

THIS AMENDMENT NO. 16 TO ADMINISTRATION AGREEMENT (this “Amendment”), effective as of May 28, 2025 (the “Amendment Effective Date”), by and between Schwab Strategic Trust (“Trust”) and Charles Schwab Investment Management, Inc. (the “Administrator”).

WHEREAS, Trust and Administrator entered into an Administration Agreement, dated October 12, 2009 (the “Administration Agreement”), pursuant to which Administrator provides administrative and accounting services to the Trust on behalf of the series set forth on Schedule I to the Administration Agreement; and

WHEREAS, the parties hereto desire to amend Schedule I to the Administration Agreement to reflect an additional series of the Trust.

NOW, THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Schedule I of the Administration Agreement is hereby amended to add the following Portfolio:

Schwab Government Money Market ETF

A new Schedule I listing each of the Portfolios subject to the Administration Agreement as of the date of this Amendment is hereby attached to this Amendment.

2.	Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect. Capitalized terms not defined herein shall have the same meaning as set forth in the Administration Agreement.

3.	Entire Agreement. The Administration Agreement as modified by this Amendment constitutes the entire agreement among the parties with respect to the subject matter contained herein and therein and may only be amended by a writing executed by all parties.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

SCHWAB STRATEGIC TRUST, on behalf of each Portfolio listed on Schedule A		CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

By:	/s/ Patrick Cassidy	By:	/s/ Omar Aguilar
Name:	Patrick Cassidy	Name:	Omar Aguilar
Title:	Vice President & Chief Investment Officer	Title:	Chief Executive Officer

SCHEDULE I

to the

ADMINISTRATION AGREEMENT

Dated as of October 12, 2009 between

SCHWAB STRATEGIC TRUST and

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

As of May 28, 2025

Portfolios

Schwab U.S. Broad Market ETF
Schwab U.S. Large-Cap ETF
Schwab U.S. Large-Cap Growth ETF
Schwab U.S. Large-Cap Value ETF
Schwab U.S. Small-Cap ETF
Schwab International Equity ETF
Schwab International Small-Cap Equity ETF
Schwab Emerging Markets Equity ETF
Schwab U.S. TIPS ETF
Schwab Short-Term U.S. Treasury ETF
Schwab Intermediate-Term U.S. Treasury ETF
Schwab U.S. REIT ETF
Schwab U.S. Mid-Cap ETF
Schwab U.S. Aggregate Bond ETF
Schwab U.S. Dividend Equity ETF

Schwab Fundamental U.S. Broad Market ETF

Schwab Fundamental U.S. Large Company ETF

Schwab Fundamental U.S. Small Company ETF

Schwab Fundamental International Equity ETF

Schwab Fundamental International Small Equity ETF

Schwab Fundamental Emerging Markets Equity ETF

Schwab 1000 Index ETF

Schwab 1-5 Year Corporate Bond ETF

Schwab 5-10 Year Corporate Bond ETF

Schwab Long-Term U.S. Treasury ETF

Schwab International Dividend Equity ETF

Schwab Ariel ESG ETF

Schwab Crypto Thematic ETF

Schwab Municipal Bond ETF

Schwab High Yield Bond ETF

Schwab Ultra-Short Income ETF

Schwab Mortgage-Backed Securities ETF

Schwab Core Bond ETF

Schwab Government Money Market ETF